UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 5, 2005

Modtech Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25161	33-0825386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2830 Barrett Avenue, Perris, CA		92571
(Address of Principal Executive Offices)		(Zip Code)

(951) 943-4014

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On August 5, 2005, Modtech Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement with the accredited investors named therein (the “Investors”), including certain officers and directors of the Company (the “Officers and Directors”), pursuant to which the Company issued and sold in a private placement (the “Private Placement”) 2,046,000 shares of its common stock, $0.01 par value per share (“Common Shares”) and warrants to purchase an additional 1,023,000 shares of the Company’s common stock (the “Warrants”) for an aggregate purchase price of $11,629,110. A copy of the Securities Purchase Agreement is attached to this report as Exhibit 10.1 and a copy of the form of Warrant issued to each Investor is attached as Exhibit 10.2

The Company also entered into a First Amended and Restated Registration Rights Agreement with the Investors, dated August 5, 2005 (the “Registration Rights Agreement”), a copy of which is attached to this report as Exhibit 10.3. This Registration Rights Agreement replaced an earlier Registration Rights Agreement between the Company and one of the Investors, dated December 30, 2004 (the “Original Registration Rights Agreement”).

A press release regarding the Private Placement was issued by the Company on August 8, 2005. A copy of the release is attached to this report as Exhibit 99.1.

Common Shares

Two million Common Shares were sold to Investors, other than Officers and Directors, at a price of $5.67 per share, which was the average of the closing bid prices of the Company’s common stock, $0.01 par value per share (the “Common Stock”) for the five-day trading period from May 26, 2005, through June 2, 2005. The price per Common Share included a Warrant for one-half share of Common Stock. Officers and Directors purchased 46,000 shares at $6.285 per Common Share, including a Warrant for one-half share of Common Stock, which equals the closing bid price of the Common Stock as of August 4, 2005, plus $0.085.

Warrants

The Warrant issued to each Investor is exercisable for up to 50% of the number of Common Shares purchased by them in the Private Placement at an exercise price of $8.00 per share. The Warrants have a term of five years from the closing of the Private Placement, but do not become exercisable until 6 months after such closing. The Warrants have a weighted average anti-dilution provision that will cause an adjustment to the exercise price and number of shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), but the exercise price cannot be reduced below $6.20 per share without prior stockholder approval.

Registration Rights

Pursuant to the Registration Rights Agreement, the Company has agreed to prepare and file with the Securities and Exchange Commission a registration statement covering resales by the Investors of the Common Shares and Warrant Shares as well as resales by one of the Investors of (i) shares of Common Stock to be acquired upon exercise of a currently outstanding warrant held by such Investor, (ii) shares of Common Stock to be acquired by such Investor upon exercise of a new warrant granted to such Investor in connection with the Private Placement and (iii) shares of Common Stock to be acquired by such Investor upon the conversion of the Amended and Restated Senior Subordinated Secured Convertible Note issued to such Investor as described below (the “Registration Statement”). The Registration Statement must be filed within 30 calendar days after the closing of the Private Placement. The fees and expenses of the registration will be borne by the Company and the Registration Rights Agreement includes customary indemnification provisions. The Registration Rights Agreement also provides for substantial penalties if the Registration Statement is not filed within the required period set forth therein or is not declared effective within the required time period set forth therein.

Lock Up

Pursuant to the Securities Purchase Agreement, the Officers and Directors have issued Lock Up Letters to the Company pursuant to which they have agreed not to engage in any transactions concerning the Company’s Common Stock, including the purchase or sale of such Common Stock, commencing August 5, 2005 and ending 180 days after the Registration Statement has remained continuously effective. The Lock Up Letters do not apply to the sale of Common Shares or Warrant Shares pursuant to the Registration Statement or to the sale of 5% of the Common Stock currently owned by any of the Officers and Directors. A copy of the form of Lock Up Letter is attached to this report as Exhibit 10.4

Stockholder Approval

The Securities Purchase Agreement requires the Company is to seek stockholder approval of the Private Placement after the closing of the Private Placement. In connection with this approval, the Company and certain of the Investors have entered into Voting Agreements pursuant to which such Investors have agreed to vote in favor of the Private Placement. A copy of the form of Voting Agreement is attached to this report as Exhibit 10.5. The Company intends to seek stockholder approval of the Private Placement at its next annual meeting of stockholders.

Amendments and Waivers

In connection with closing of the Private Placement, on August 5, 2005 the Company entered into a First Amendment and Waiver of Financing Agreement with Fortress Credit Corp., as administrative and collateral agent, and the lenders identified therein (“First Amendment”), which (i) waived compliance by the Company with the financial covenants under the Financing Agreement with such parties, dated February 25, 2005, and (ii) amended the financial covenants of such Financing Agreement. A copy of the First Amendment is attached to this report as Exhibit 10.6.

The Company also entered into with its other primary lender an Amended and Restated Senior Subordinated Secured Convertible Note (the “Replacement Note”) and a Consent, Waiver, Amendment and Exchange Agreement (the “Waiver”), each dated August 5, 2005. The Replacement Note and Waiver (i) replaced the Senior Subordinated Secured Convertible Note issued to the lender on December 30, 2004, which had a balance of $25 million (the “Original Note”) and was convertible into 2,873,564 shares of Common Stock at a conversion price of $8.70 per share, with the Replacement Note which has a balance of $25.9 million and is convertible into 2,977,012 shares of Common Stock at $8.70 per share, (ii) waived certain events of default by the Company under the Original Note, the Original Registration Rights Agreement, the Securities Purchase Agreement with the lender, dated December 30, 2004, and the other Transaction Documents as defined in such Securities Purchase Agreement and (iii) resulted in the issuance of a warrant to the lender for 8,276 shares of Common Stock (the “Additional Warrant”) which are in addition to the 229,886 shares of Common Stock issuable upon exercise of an existing warrant (the “Existing Warrant”) held by the lender. The Replacement Note and Additional Warrant were issued to cover amounts owed to the lender under the Original Registration Rights Agreement for failure to timely file a registration statement covering the shares issuable upon conversion of the Original Note and exercise of the Existing Warrant. The failure arose due to delays in completion of the fiscal 2004 audit. The Existing Warrant and the Additional Warrant are exercisable at $8.70 per share. The conversion price of the Replacement Note and the exercise price of the Existing Warrant and the Additional Warrant are subject to adjustment in accordance with standard anti-dilution provisions, but cannot be reduced below $8.65 without stockholder approval. If stockholder approval of the Private Placement as described above is obtained, the conversion price and exercise price will be reduced to $7.82. Copies of the Replacement Note and Waiver are attached to this report as Exhibits 10.7 and 10.8, respectively, and a copy of the Additional Warrant is attached as Exhibit 10.9.

Exhibits

The foregoing summary is qualified in its entirety by reference to the full text of the underlying documents which have been filed as exhibits to this report.

Item 3.02	Unregistered Sales of Equity Securities

As described under Item 1.01 above, on August 5, 2005, pursuant to the terms of the Securities Purchase Agreement, the Company issued a total of 2,046,000 shares of its common stock, par value $0.01 per share and warrants to purchase an additional 1,023,000 shares of such common stock for an aggregate price of $11,629,110. The securities were issued in a transaction not involving a public offering and were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933 (including Regulation D promulgated thereunder). The entities and individuals to whom the securities were issued had access to full information concerning the Company and each represented that the shares were acquired for their own account and not for the purpose of distribution. The certificates for the securities contain a restrictive legend advising that the securities may not be offered for sale, sold or otherwise transferred without having first been registered under the Securities Act of 1933 or pursuant to an exemption from registration under such act. The securities were placed directly by the Company and by Rodman & Renshaw LLC which served as a placement agent for the Company. Rodman & Renshaw LLC will receive a commission of $141,750 and warrants exercisable for 25,000 shares of Common Stock for its services.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit	Description

10.1	Securities Purchase Agreement, dated August 5, 2005 (excluding certain exhibits & schedules)

10.2	Form of Warrant

10.3	First Amended and Restated Registration Rights Agreement, dated August 5, 2005

10.4	Form of Lock Up Agreement Letter

10.5	Form of Voting Agreement

10.6	First Amendment and Waiver of Financial Agreement, dated August 5, 2005

10.7	Amended and Restated Senior Subordinated Secured Convertible Note, dated August 5, 2005

10.8	Consent, Waiver, Amendment and Exchange Agreement, dated August 5, 2005

10.9	Warrant for 8,276 shares of common stock, dated August 5, 2005

99.1	Press Release issued August 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 8, 2005

Modtech Holdings, Inc.

by:	/s/ Dennis L. Shogren
Dennis L. Shogren
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description

10.1	Securities Purchase Agreement, dated August 5, 2005 (excluding certain exhibits & schedules)

10.2	Form of Warrant

10.3	First Amended and Restated Registration Rights Agreement, dated August 5, 2005

10.4	Form of Lock Up Letter

10.5	Form of Voting Agreement

10.6	First Amendment and Waiver of Financial Agreement, dated August 5, 2005

10.7	Amended and Restated Senior Subordinated Secured Convertible Note, dated August 5, 2005

10.8	Consent, Waiver, Amendment and Exchange Agreement, dated August 5, 2005

10.9	Warrant for 8,276 shares of common stock, dated August 5, 2005

99.1	Press Release issued August 8, 2005